Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(i)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85156), filed October 14, 1994 with respect to registration of 300,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(ii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85158), with respect to registration of 100,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors’ Stock Option Plan;

(iii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00597), filed January 31, 1996 with respect to registration of 400,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(iv)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00599), filed January 31, 1996 with respect to registration of 150,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors Stock Option Plan;

(v)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-27777) filed May 23, 1997 with respect to registration of 800,000 shares of the Company’s common stock for the 1994-Long Term Stock Incentive Plan;

(vi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-44033), filed January 9, 1998 with respect to registration of 800,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(vii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-80319), filed June 9, 1999 with respect to registration of 2,150,868 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

(viii)	the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-95183), filed January 21, 2000 with respect to registration of 495,403 shares of the Company’s common stock in conjunction with the acquisition of USAR Systems, Incorporated;

(ix)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-50448) filed November 22, 2000 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan; and

(x)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-60396) filed May 8, 2001 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan and 200,000 shares of the Company’s common stock for Non-Statutory Stock Option Grants made to Directors in December 1997 of our report dated March 28, 2003, with respect to the consolidated financial statements and schedule of Semtech Corporation included in the Annual Report (Form 10-K) for the year ended January 26, 2003.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Los Angeles, California

April 18, 2003